As filed with the Securities and Exchange Commission on August 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Monro, Inc.

(Exact name of registrant as specified in its charter)

New York	16-0838627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

295 Woodcliff Drive, Suite 202

Fairport, New York 14450

(Address of Principal Executive Offices) (Zip Code)

Monro, Inc. Amended and Restated 2007 Stock Incentive Plan

(Full title of the plan)

Maureen E. Mulholland

Executive Vice President, Chief Legal Officer and Secretary

Monro, Inc.

295 Woodcliff Drive, Suite 202

Fairport, New York 14450

(800) 876-6676

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Alexander R. McClean, Esq.

Margaret K. Rhoda, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

Tel: (585) 232-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Monro, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 2,115,000 shares of common stock, par value $0.01 per share (the “Common Stock”), under the Monro, Inc. Amended and Restated 2007 Stock Incentive Plan, as amended (the “Plan”).

On May 27, 2008, the Registrant filed the registration statement on Form S-8 (File No. 333-151196) with the Securities and Exchange Commission (the “SEC”), registering 1,001,080 shares of Common Stock (1,501,620 shares as adjusted for the Registrant’s three-for-two stock split effective on December 23, 2010) for issuance under the Plan (the “First Registration Statement”). On March 28, 2011 the Registrant filed the registration statement on Form S-8 (File No. 333-173129) with the SEC, registering an additional 1,500,000 shares of Common Stock for issuance under the Plan (the “Second Registration Statement”). On June 16, 2014, the Registrant filed the registration statement on Form S-8 (File No. 333-196783) with the SEC registering 2,000,000 shares of Common Stock for issuance under the Plan (the “Third Registration Statement” and, together with the First Registration Statement and Second Registration Statement, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. In accordance with General Instruction E to Form S-8, the contents of such Prior Registration Statements, including all attachments and exhibits thereto, are incorporated herein by reference, except as amended hereby.

On May 20, 2025 and August 12, 2025, respectively, the Registrant’s board of directors and shareholders approved an amendment to the Plan that increased the maximum number of shares of Common Stock that may be issued under the Plan by 2,115,000. This Registration Statement registers these 2,115,000 additional shares of Common Stock for issuance under the Plan, as a result of the recent amendment to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference herein (except for portions thereof furnished or otherwise not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K, which are deemed not to be incorporated by reference into this Registration Statement):

•	Our Annual Report on Form 10-K filed with the Commission on May 28, 2025 (the “2025 Form 10-K”).

•	The portions of our Definitive Proxy Statement on Schedule 14A, filed on July 3, 2025 that are incorporated by reference into Part III of our 2025 Form 10-K.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 28, 2025 filed with the Commission on July 30, 2025.

•	Our Current Reports on Form 8-K filed with the Commission on March 31, 2025, April 2, 2025, May 28, 2025, June 5, 2025 and June 16, 2025.

•

The description of our Common Stock contained in the Registration Statement on Form S-1 filed with the Commission on June 19, 1991 (File No.  33-41290) and in any amendment or report filed for the purpose of amending such description (including Exhibit 4.01 to our Annual Report on Form 10-K for the year ended March 30, 2024).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company, dated July 23, 1991, with Certificate of Amendment, dated November 1, 1991. (Filed in paper form as SEC File No: 0-19357, 1992 Form 10-K, Exhibit No. 3.01))

4.2	Certificate of Change of the Certificate of Incorporation of the Company, dated January 26, 1996. (August 2004 Form S-3, Exhibit No. 4.1(b))

4.3	Certificate of Amendment to Restated Certificate of Incorporation, dated April 15, 2004. (August 2004 Form S-3, Exhibit No. 4.1(c))

4.4	Certificate of Amendment to Restated Certificate of Incorporation, dated October 10, 2007. (2008 Form 10-K, Exhibit No. 3.01c)

4.5	Certificate of Amendment to Restated Certificate of Incorporation, dated August 1, 2012. (2013 Form 10-K, Exhibit No. 3.01d)

4.6	Certificate of Amendment to Restated Certificate of Incorporation, dated August 15, 2017. (August 2017 Form 8-K, Exhibit No. 3.01e)

4.7	Certificate of Amendment to Restated Certificate of Incorporation, effective as of August 17, 2023. (August 2023 Form 8-K, Exhibit No. 3.1)

4.8	Certificate of Amendment to Restated Certificate of Incorporation, effective as of August 17, 2023. (August 2023 Form 8-K, Exhibit No. 3.2)

4.9	Certificate of Amendment to Restated Certificate of Incorporation, effective as of August 17, 2023. (August 2023 Form 8-K, Exhibit No. 3.3)

4.10	Amended and Restated By-Laws of the Company, dated May 13, 2021. (May 2021 Form 8-K, Exhibit No. 3.02)

4.11^	Amended and Restated 2007 Stock Incentive Plan, dated effective August 15, 2017. (2017 Proxy, Exhibit A)

4.12*^	First Amendment to the Amended and Restated 2007 Stock Incentive Plan.

5.1*	Opinion of Harter Secrest & Emery LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

^	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on August 12, 2025.

MONRO, INC.

By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland Executive Vice President - Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter D. Fitzsimmons and Maureen E. Mulholland, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter D. Fitzsimmons	President and Chief Executive Officer	August 12, 2025
Peter D. Fitzsimmons	(Principal Executive Officer)

/s/ Brian J. D’Ambrosia	Executive Vice President – Finance,	August 12, 2025
Brian J. D’Ambrosia	Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Robert E. Mellor	Chairman of the Board, Director	August 12, 2025
Robert E. Mellor

/s/ John L. Auerbach John L. Auerbach	Director	August 12, 2025

/s/ Lindsay N. Hyde	Director	August 12, 2025
Lindsay N. Hyde

/s/ Leah C. Johnson	Director	August 12, 2025
Leah C. Johnson

/s/ Stephen C. McCluski	Director	August 12, 2025
Stephen C. McCluski

/s/ Thomas B. Okray	Director	August 12, 2025
Thomas B. Okray

/s/ Peter J. Solomon	Director	August 12, 2025
Peter J. Solomon

/s/ Hope B. Woodhouse	Director	August 12, 2025
Hope B. Woodhouse